UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015

Universal Biosensors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52607	98-0424072
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 3 9213 9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Mr. Andrew Jane informed Universal Biosensors, Inc. (the “Company”) of his resignation from the Board of Directors (“Board”), including his roles as Chair of the Remuneration and Nomination Committee and member of the Audit and Compliance Committee. Mr. Jane’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Jane for his service and commitment during his tenure as a director of the Company.

On March 12, 2015, the Board appointed Ms. Judith Smith to the Board. Ms. Smith, age 59, was formerly the Head of Private Equity at IFM Investors, a global fund manager, and Chair of the IFM Risk Committee. Ms. Smith was also a member of the IFM Investments Committee, a role she has retained following her retirement from the firm. Prior to her role at IFM, Ms. Smith held various investment management roles including more than a decade at National Mutual Funds Management Ltd, an Australian fund manager (NMFM). At NMFM, she managed Australian equity research and strategy, as well as Australian equity portfolios. Ms. Smith holds a Master of Applied Finance from the University of Melbourne and a Bachelor of Economics (Honours) from Monash University. She is a Fellow of the Financial Services Institute of Australasia and Graduate member of the Australian Institute of Company Directors. Judith is a director of the Australian Renewable Energy Authority, Acorn Capital Investment Fund Ltd (ASX:ACQ), and industry superannuation fund, LUCRF.

Ms. Smith will serve as a Class I director and will stand for election at this year’s annual general meeting of stockholders. If elected, Ms. Smith’s term as a Class I director will then expire at the 2018 annual meeting of stockholders.

Ms. Smith will participate in the Company’s standard outside director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual retainer of A$50,000. Ms. Smith will also be a member of the Company’s Audit and Compliance Committee, for which role she will be paid an additional fee A$5,000 per annum. Statutory superannuation is also paid to the independent non-executive directors (currently 9.50% of the base fee). Ms. Smith entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form 10 filed on April 30, 2007.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: March 12, 2015	By:	/s/ Paul Wright
Paul Wright
Chief Executive Officer

3.